Exhibit 32.1. Certificate of the Chief Executive Officer

Certification of the Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Northeast Bancorp. (the "Company") on Form 10-K for the annual period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James D. Delamater, as Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

A signed original of this written statement has been provided to Northeast Bancorp and will be retained by Northeast Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

September 21, 2005	/s/ James D. Delamater
James D. Delamater
Chief Executive Officer